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                                                                   EXHIBIT 10.13

                           INTERSTATE HOTELS COMPANY
                             MANAGEMENT BONUS PLAN


                              ARTICLE 1.  Purpose

         1.1 Purpose. The purpose of the Interstate Hotels Company Bonus Compensation Plan ("Plan") is to promote the interests of Interstate Hotels Company and its shareholders, and to offer as additional incentive to key Employees who are the most responsible for the growth and success of the Company and its Subsidiaries, the opportunity to receive bonus compensation under conditions that will encourage their continued employment in the service of the Company and its Subsidiaries. The Plan provides for Bonuses in accordance with the terms and conditions set forth below.

         1.2     Effective Date.  The Plan will be effective as of June 17,
1996.


                            ARTICLE 2.  Definitions

         2.1 Adjusted EBITDA means, with respect to a year, the Company's net earnings from operations before interest, taxes, depreciation, and amortization, reduced by the Company's interest expense, the Company's depreciation and amortization expenses, and forty-five and six tenths percent (45.6%) (or, in the event that tax rates change, an equivalent percentage taking into account such change) of the Company's book income (using the Company's internal and unaudited financial statements), and calculated excluding any earnings, interest expenses, depreciation and amortization expenses and book income attributable to investments by the Company in real estate or real property. Adjusted EBITDA will be determined using the Company's audited financial statements prepared in accordance with generally accepted accounting principles.

         2.2 Base Salary means a Participant's annual yearly salary, exclusive of Bonuses under this plan or other forms of incentive compensation for the year, and exclusive of car allowances and similar perquisites whether payable in cash or otherwise.

         2.3     Board means the Board of Directors of the Company.

         2.4 Bonus means the total compensation that a Participant receives under this Plan.

         2.5 Cap means, with respect to a Participant for a particular year, from fifty percent (50%) to one hundred twenty percent (120%) of such Participant's Base Salary for such year as specified by the Committee or, if applicable, in the
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Participant's employment agreement with the Company or any Subsidiary.

         2.6 Committee means the Compensation Committee of the Board or such other committee as the Board may appoint.

         2.7     Common Stock means the Common Stock of the Company.

         2.8 Company means Interstate Hotels Company, a Pennsylvania corporation, and its successors and assigns, including any entity to which it transfers substantially all of its assets and any successor thereto.

         2.9 Division Performance Bonus means, with respect to a Participant who the Committee deems has departmental or divisional responsibilities for a particular year, a percentage of such Participant's Base Salary as specified for such year by the Committee or, if applicable, in the Participant's employment agreement with the Company or any Subsidiary.

         2.10 EBITDA Bonus means, with respect to a Participant for a particular year, a percentage of Adjusted EBITDA as specified for such year by the Committee or, if applicable, in the Participant's employment agreement with the Company or any Subsidiary.

         2.11    Employee means an employee of the Company or any Subsidiary.

         2.12 Individual Performance Bonus means, with respect to a Participant for a particular year, a percentage of such Participant's Base Salary as specified for such year by the Committee or, if applicable, in the Participant's employment agreement with the Company or any Subsidiary.

         2.13 Participant means an Employee who receives any Bonus under the Plan.

         2.14 Permanent Disability means a permanent incapacity which results in a Participant being unable to engage in his regular employment by reason of any medically demonstrable physical or mental condition.

         2.15 Plan means the Interstate Hotels Corporation Management Bonus Plan and any amendments thereto.

         2.16 Retirement means termination of employment which, for purposes of this Plan only, has been approved by the Committee and which constitutes a "retirement" under any applicable qualified retirement plan maintained by the Company or any Subsidiary.

         2.17 Subsidiary means an entity in which the Company directly or indirectly beneficially owns 50% or more of the





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outstanding securities entitled to vote generally in the election of directors or, if a partnership, limited liability company or similar entity, at least 50% of the equity capital interests thereof.


                            ARTICLE 3.  Eligibility

         3.1 Persons Eligible. Bonuses will be granted only to key Employees who are directly involved in the growth and success of the Company and its Subsidiaries. Unless otherwise provided in this plan, a Participant must be an Employee in good standing at the time of the payment of the Bonus.


                           ARTICLE 4.  Administration

         4.1 Committee. The Plan will be administered by the Committee, which will have full authority to construe and interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to grant and make all such determinations in connection with the Plan as it may deem necessary or advisable. Any interpretation, determination, or other action made or taken by the Committee will be final, binding, and conclusive on all parties.

         4.2 Liability and Indemnification. Each member of the Committee, while acting in connection with the Plan, will be considered to be acting in his capacity as a Director of the Company. Members of the Committee acting under the Plan will be fully protected in relying in good faith upon the advice of counsel and will incur no liability except for willful misconduct in the performance of their duties. Current and past members of the Committee will be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's gross negligence or willful misconduct.

         4.3 Actions of Committee. Subject to the provisions of the Plan, the Committee will (a) determine and designate from time to time those key Employees to whom Bonuses are to be granted; (b) authorize the grant of Bonuses; (c) determine, with respect to a year, the EBITDA Bonus for a Participant by March 15 of the following year; (d) determine, with respect to a year, the Individual Performance Bonus for a Participant by March 15 of the





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following year; (e) determine, with respect to a year, the Division Performance
Bonus for a Participant by March 15 of the following year; (f) determine, with respect to a particular year, whether a Participant's performance during such year was satisfactory; (g) determine the terms and conditions of any substantial risk of forfeiture or restrictions on transfer applicable to the portion of a Bonus paid in shares of Common Stock and (h) determine such other terms relating to each Bonus as the Committee, in its sole discretion, deems necessary or advisable. In making these determinations, the Committee may take into account the nature of the services rendered by respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion may deem relevant.

         4.4 Agents. In administering the Plan, the Committee may employ accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.


                              ARTICLE 5.  Bonuses

         5.1 Participants with Company-Wide Responsibilities. Each Participant that the Committee deems to have company-wide responsibilities may receive an EBITDA Bonus and an Individual Performance Bonus, as determined by the Committee under Section 4.3 of this Plan and, if applicable, as specified in such Participant's employment agreement with the Company or any Subsidiary.

         5.2 Participants with Departmental or Divisional Responsibilities. Each Participant that the Committee deems to have departmental or divisional responsibilities may receive an EBITDA Bonus, an Individual Performance Bonus, and a Division Performance Bonus, as determined by the Committee under Section
4.3 of this Plan and, if applicable, as specified in such Participant's employment agreement with the Company or any Subsidiary.

         5.3 Unsatisfactory Performances. A Participant's performance during a particular year must be satisfactory, as determined by the Committee under Section 4.3, regardless of Company or Subsidiary performance, before he may be granted a Bonus for such year.

         5.4 Maximum Amount of Bonus. A Participant may not receive a Bonus for a particular year in excess of the Cap applicable to that Participant for such year.

         5.5 Payment of Bonuses. Each Bonus will be paid by March 15 of the year following the grant of such Bonus, provided that the Participant is an Employee in good standing at the time of





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payment.  Subject to Section 7.4, 80% of the amount of the Bonus will be paid in cash, and the remaining 20% of the amount of the Bonus will be paid in shares of Common Stock; provided, however, that, subject to adjustment as provided in Section 7.5, the number of shares of Common Stock that may be transferred pursuant to this Section 5.5 will not in the aggregate exceed 250,000, which may be shares of Common Stock of original issuance or shares of Common Stock held in treasury or a combination thereof. The transfer of such shares of Common Stock will be subject to such restrictions, terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each transfer will constitute an immediate transfer of the ownership of the shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                 (b) Each transfer may provide that such shares are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee.

                 (c) Each transfer may provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of such shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the shares to a continuing substantial risk of forfeiture in the hands of any transferee.

                 (d) Each transfer may require that any or all dividends or other distributions paid on such shares during the period of such restrictions will be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

                 (e) Each transfer will be evidenced by an agreement, which will be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and will contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing such shares, together with a stock power that will be endorsed in blank by the Participant with respect to the shares, will be held in custody by the Company until all restrictions thereon lapse.

         5.6 New Employee, or Retirement, Disability, Death, or Termination of Employment. The Committee, in its discretion, may grant all or such portion of a Bonus for the year as it deems





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advisable to a Participant (or his beneficiary in the case of death) who is employed or who is promoted to a position eligible under this Plan, or whose employment is terminated due to death, retirement, permanent disability, resignation, or discharge during the year or prior to the payment of a Bonus for the year.

         5.7 Unfunded Obligation. The Bonus compensation in this Plan is an unfunded obligation of the Company. The Company is not required to segregate any moneys from its general funds, or to create any trusts, or to make any special deposits with respect to these obligations.


                     ARTICLE 6.  Amendment and Termination

         6.1 Amendment. The Board from time to time, and without further approval of the stockholders, may amend the Plan in such respects as the Board may deem advisable; provided, however, that no amendment will become effective without prior approval of the stockholders which would materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. No amendment will, without the Participant's consent, alter or impair any of the rights or obligations under any Bonus previously granted to him under the Plan.

         6.2 Termination. Unless terminated sooner, the Plan will remain in effect until ten years after its effective date. The Board, without further approval of the stockholders, may terminate the Plan at any time, but no termination may, without the Participant's consent, alter or impair any of his rights to any Bonus previously granted to him under the Plan.


                         ARTICLE 7.  General Provisions

         7.1 No Rights to Continued Employment. The Plan and any Bonus granted under the Plan will not confer upon any Participant any right with respect to continued employment by the Company or any Subsidiary, nor will they interfere in any way with the right of the Company or any Subsidiary, or the right of the Participant, to terminate the employment of the Participant at any time.

         7.2 No Right to Bonuses. The adoption of this Plan will not be deemed to give any person any right to be granted a Bonus, except as specifically stated in the Plan and upon such terms and conditions as may be determined by the Committee.

         7.3 Effect of Bonuses on Other Plans. Each Participant agrees that Bonuses granted under this Plan constitute special compensation, and that such Bonuses will not affect (a) the amount of any pension entitlement or profit sharing contribution under any pension or retirement plan in which the Participant





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participates; (b) the amount of coverage under any group life insurance plan in which the Participant participates; or (c) the benefits under any other benefit plan of any kind heretofore or hereafter in effect, under which the availability or amount of benefits is related to compensation.

         7.4 Withholding. It shall be a condition of the Company's payment of a Bonus that the Participant must pay, or make provision satisfactory to the Company for the payment of, any federal, state, local or other taxes which the Company is obligated to withhold or collect with respect to such Bonus. The Company will be entitled to withhold such amounts from any compensation or other payments then or thereafter due to the Participant.

         7.5 Adjustment. The Committee may, but will not be required to, make or provide for such adjustments in the number of shares of Common Stock that are to be issued or transferred by the Company pursuant to Section 5.5 of this Plan, and the kind of shares (including shares of another issuer), as the Committee may determine to be required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (c) any other corporate transaction or event that the Committee determines has or may have an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 5.5 of this Plan as the Committee may determine to be appropriate in order to reflect any transaction or event described in this
Section 7.5.

         7.6 Pronouns. The use of the masculine gender will be extended to include the feminine gender wherever appropriate.

         7.7 Sunday and Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period will be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

         7.8 Governing Law. All rights under this Plan will be governed by and construed in accordance with the internal laws (and not the laws relating to the conflict of laws) of the Commonwealth of Pennsylvania.





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         7.9     Severability.  The unenforceability or invalidity of any
provision of this Plan will not effect the enforceability or validity of any other provision of this Plan.





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